SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers

Effective November 15, 2010, Janet Crance, currently a director, Chief Accounting and Chief Administrative Officer of the Registrant and HEPI Pharmaceuticals, Inc., its wholly owned subsidiary, has resigned from all such positions of the Registrant and its wholly owned subsidiary.

Effective immediately,  John Gorman, currently Director of Sales and a member of the board of directors of each such company, has been appointed Executive Vice President, Operations, in which capacity he will oversee the day-to-day operations of the Registrant, on an interim basis. Mr. Gorman will receive $1,660 per week as compensation for his services.

Mr. Gorman was appointed director of the registrant on November 30, 2006. In addition to serving as a director, he serves as Head of Sales and Customer Relations for the Registrant.  Before joining the Registrant in 2003, he served as a private marketing and sales consultant for small to mid-sized businesses and various government entities. Between 1996 and 2001, Mr. Gorman worked as Regional Marketing Manager for the western region of CompassLearning, an educational software company with programs in use by over 20,000 schools nationwide. From 1989-1996, Mr. Gorman was Resort Manager of The Pointe Hilton Resorts in Phoenix, Arizona.

Item 8.01

Other Events

Effective immediately, Patrick E. Rodgers has assumed the position of Corporate Controller, in which capacity he will be responsible for preparation of the Registrant’s financial statements and its SEC reporting function.  Mr. Rodgers will be paid $12,500 per year for his services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2010	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/John Gorman
John Gorman, Executive Vice President